UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 15, 2013

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2190 Dividend Drive
Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 388-8909

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2013, the single operating subsidiary of Globalwise Investments, Inc., Intellinetics, Inc. (“Intellinetics”) and Alpharion Capital Partners (“Alpharion”) entered into a promissory note combination #7 second extension agreement dated January 15, 2013, (the “Note Combination #7 Second Extension Agreement”) with an aggregate principal amount of $131,500 extending its due date until February 14, 2013, without changing any other terms. The Note Combination #7 Second Extension Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the terms of the Note Combination #7 Second Extension Agreement contained herein is qualified in its entirety by reference to such Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 15, 2013, Intellinetics and Alpharion entered into the Note Combination #7 Second Extension Agreement. The terms of the Note Combination #7 Second Extension Agreement are described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit

10.1* January 15, 2013 Note Combination #7 Second Extension Agreement between Alpharion and Intellinetics.

* To be filed by amendment or as an exhibit to a periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2013

GLOBALWISE INVESTMENTS, INC. (Registrant)

By:	/s/ William J. Santiago
Name:	William J. Santiago
Title:	President and Chief Executive Officer

EXHIBIT INDEX

10.1*	January 15, 2013 Note Combination #7 Second Extension Agreement between Alpharion and Intellinetics.

* To be filed by amendment or as an exhibit to a periodic report.